Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To DIRECTV Holdings LLC:

We have audited the accompanying Consolidated Balance Sheets of DIRECTV Holdings LLC as of December 31, 2002 and 2001, and the related Consolidated Statements of Operations, Consolidated Statements of Changes in Owner’s Equity and Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of DIRECTV Holdings LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of DIRECTV Holdings LLC at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.

DELOITTE & TOUCHE LLP

Los Angeles, California

February 21, 2003

DIRECTV HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2002	2001	2000
	(dollars in millions)
Revenues	$6,444.6	$5,552.1	$4,694.0
Operating Costs and Expenses, exclusive of depreciation and amortization expense shown below
Programming and other costs	2,673.8	2,211.2	1,890.3
Subscriber service expenses	611.4	479.9	502.5
Subscriber acquisition costs:
Third party customer acquisitions	1,385.0	1,585.7	1,285.0
Direct customer acquisitions	137.8	72.8	—
Retention, upgrade and other marketing costs	368.4	378.2	274.4
Broadcast operations expenses	128.0	119.1	164.5
General and administrative expenses	485.9	489.1	455.0
Depreciation and amortization expense	405.6	438.5	395.4

Total Operating Costs and Expenses	6,195.9	5,774.5	4,967.1

Operating Income (Loss)	248.7	(222.4)	(273.1)
Interest expense, net	(91.6)	(123.5)	(151.9)
Other income, net	62.0	85.1	—

Income (Loss) Before Income Taxes	219.1	(260.8)	(425.0)
Income tax (expense) benefit	(83.3)	82.5	147.3

Net Income (Loss)	$135.8	$(178.3)	$(277.7)

Reference should be made to the Notes to the Consolidated Financial Statements.

DIRECTV HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

	December 31,
	2002	2001
	(dollars in millions)
ASSETS
Current Assets
Cash and cash equivalents	$14.1	$15.4
Accounts receivable, net of allowances of $54.3 and $53.2	506.7	470.9
Inventories, net	62.6	66.2
Prepaid expenses and other	545.8	604.9

Total Current Assets	1,129.2	1,157.4
Satellites, net	1,011.3	984.6
Property, net	838.6	893.8
Goodwill, net	2,888.5	2,888.5
Intangible Assets, net	623.7	642.2
Investments and Other Assets	87.3	500.5

Total Assets	$6,578.6	$7,067.0

LIABILITIES AND OWNER’S EQUITY
Current Liabilities
Accounts payable	$42.9	$131.2
Accrued liabilities	1,096.3	1,159.8
Unearned subscriber revenue	156.6	161.0

Total Current Liabilities	1,295.8	1,452.0
Other Liabilities and Deferred Credits	477.6	702.4
Deferred Income Taxes	246.7	299.4
Owner’s Equity
Capital stock and additional paid-in capital	5,385.1	5,413.1
Accumulated deficit	(823.7)	(959.5)

Subtotal Owner’s Equity	4,561.4	4,453.6

Accumulated Other Comprehensive Income (Loss)
Accumulated unrealized gains (losses) on securities	(2.9)	159.6

Total Owner’s Equity	4,558.5	4,613.2

Total Liabilities and Owner’s Equity	$6,578.6	$7,067.0

Reference should be made to the Notes to the Consolidated Financial Statements.

DIRECTV HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN OWNER’S EQUITY

	Owner’s Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Owner’s Equity	Comprehensive Loss
	(dollars in millions)
Balance at December 31, 1999	$4,579.7	$(503.5)	$ 347.6	$4,423.8
Net Loss		(277.7)		(277.7)	$(277.7)
Net capital contribution from Parent	569.8			569.8
Unrealized holding losses on securities			(31.6)	(31.6)	(31.6)

Comprehensive loss					$(309.3)

Balance at December 31, 2000	5,149.5	(781.2)	316.0	4,684.3
Net Loss		(178.3)		(178.3)	$(178.3)
Net capital contribution from Parent	263.6			263.6
Unrealized holding losses on securities			(103.3)	(103.3)	(103.3)
Less: reclassification adjustment for net gain recognized during the period			(53.1)	(53.1)	(53.1)

Comprehensive loss					$(334.7)

Balance at December 31, 2001	5,413.1	(959.5)	159.6	4,613.2
Net Income		135.8		135.8	135.8
Net capital contribution to Parent	(28.0)			(28.0)
Unrealized holding losses on securities			(118.9)	(118.9)	(118.9)
Less: reclassification adjustment for net gain recognized during the period			(43.6)	(43.6)	(43.6)

Comprehensive loss					$ (26.7)

Balance at December 31, 2002	$5,385.1	$(823.7)	$ (2.9)	$4,558.5

Reference should be made to the Notes to the Consolidated Financial Statements.

DIRECTV HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2002	2001	2000
	(dollars in millions)
Cash Flows from Operating Activities
Net Income (Loss)	$135.8	$(178.3)	$(277.7)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Tax expense (benefit)	83.3	(82.5)	(147.3)
Depreciation and amortization	405.6	438.5	395.4
Net loss on sale or disposal of property	20.3	11.8	33.5
Net gain on sale of investments	(161.3)	(108.3)	—
Net loss on writedown of investments	99.3	20.5	—
Cost of employee benefit programs	10.5	3.6	5.1
Change in other operating assets and liabilities
Accounts receivable, net	(35.8)	31.2	(118.6)
Inventories	3.6	12.6	(42.2)
Prepaid expenses and other	(13.1)	11.2	(175.9)
Investments and other assets	(11.8)	8.0	6.2
Accounts payable	(88.3)	(116.3)	7.2
Accrued liabilities	(63.5)	7.1	216.9
Unearned subscriber revenue	(6.0)	30.1	2.3
Other liabilities and deferred credits	(224.8)	(177.2)	(168.8)

Net Cash Provided by (Used in) Operating Activities	153.8	(88.0)	(263.9)

Cash Flows from Investing Activities
Expenditures for property and equipment	(268.0)	(250.4)	(546.4)
Expenditures for satellites	(111.4)	(199.9)	(107.2)
Proceeds from sale of property and investments	220.1	132.7	6.4
Investments in companies	—	—	(21.3)

Net Cash Used in Investing Activities	(159.3)	(317.6)	(668.5)

Cash Flows from Financing Activities
Net cash contribution from Parent	4.2	402.6	932.2

Net Cash Provided by Financing Activities	4.2	402.6	932.2

Net decrease in cash and cash equivalents	(1.3)	(3.0)	(0.2)
Cash and cash equivalents at beginning of the year	15.4	18.4	18.6

Cash and cash equivalents at end of the year	$14.1	$15.4	$18.4

Reference should be made to the Notes to the Consolidated Financial Statements.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1:    Basis of Presentation and Description of Business

On June 11, 2002, Hughes Electronics Corporation (“Hughes” or “Parent”) established DIRECTV Holdings, LLC (“DIRECTV Holdings” or “DIRECTV”). Upon establishing DIRECTV Holdings, Hughes contributed its wholly-owned subsidiary, DIRECTV Enterprises LLC and its subsidiaries (“DTVE”), to DIRECTV Holdings along with certain premium subscription programming contracts that it acquired from United States Satellite Broadcasting Company, Inc. (“USSB”) in May 1999. The formation of DIRECTV Holdings is the result of transfers of net assets by entities under common control. Therefore, the financial statements reflect Hughes’ historical cost basis in the net assets and the consolidated results of operations associated with the net assets since the date of their original acquisition by Hughes (See Note 2 for further discussion).

DIRECTV Holdings is a wholly-owned subsidiary of Hughes, which is a wholly-owned subsidiary of General Motors Corporation (“GM”). DTVE’s wholly-owned subsidiaries consist of DIRECTV Operations LLC, DIRECTV Merchandising, Inc., DIRECTV Customer Service, Inc., USSB II, Inc., and DIRECTV, Inc.

In April 1999 Hughes acquired PRIMESTAR Inc.’s 2.3 million subscriber medium-power direct-to-home satellite business (“PRIMESTAR”). PRIMESTAR provided medium-power direct-to-home satellite services to the PRIMESTAR By DIRECTV customers. The medium-power PRIMESTAR business was discontinued on September 30, 2000, after converting approximately 1.5 million customers to the DIRECTV service. On January 9, 2001, PRIMESTAR was merged into DTVE.

In May 1999 Hughes acquired the high-power satellite assets and orbital frequencies of Tempo Satellite, Inc. (“The Tempo Satellite Assets”). The acquisition of The Tempo Satellite Assets provided an in-orbit satellite, a satellite that had not yet been launched (the DIRECTV-5 satellite) and related orbital frequencies. In May 1999, Hughes contributed The Tempo Satellite Assets to DTVE.

The USSB acquisition provided contracts for 25 channels of video programming, including premium networks such as HBO®, Showtime®, Cinemax®, and The Movie Channel®, which are now being offered to DIRECTV’s customers. In June 2002, Hughes contributed the premium programming contracts to DIRECTV Holdings, LLC.

The DIRECTV® service was introduced in the United States in 1994 and was one of the first high-powered, all digital, direct-to-home television distribution services in North America. At December 31, 2002, DIRECTV owned a fleet of seven in-orbit high-power satellites, four of which are located at 101 WL, two of which are located at 119 WL, and one of which is located at 110 WL. In May 2002, DIRECTV successfully launched the DIRECTV-5 satellite, which is located at 119 WL. DIRECTV entertainment and information programs are transmitted from its digital broadcast centers located in Castle Rock, Colorado and Los Angeles, California to its in-orbit satellites. The programming is then received by customers using DIRECTV receiving equipment, which includes a small satellite dish, a digital set-receiver and a remote control. DIRECTV receiving equipment is manufactured by Hughes Network Systems, Inc. (“HNS”), a subsidiary of Hughes, Thomson Multimedia S.A. (RCA) and other name brand consumer electronics companies. The DIRECTV receiving equipment is distributed to consumers through national retail and consumer electronics stores, satellite television dealers, regional telephone companies, DIRECTV’s direct customer acquisition program and rural and urban dealer networks. DIRECTV has a single operating segment with all revenues to date generated from U.S. based subscribers and customers.

DIRECTV participates in the centralized cash management system of Hughes, wherein cash receipts are transferred to and cash disbursements are funded by Hughes on a daily basis. The amount of cash and cash equivalents reported by DIRECTV represent amounts held outside of the cash management system.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Prior to 2002, DIRECTV incurred significant operating losses, which were funded from capital contributions by Hughes. In the first quarter of 2003, DIRECTV plans to offer senior notes and shortly thereafter enter into credit facilities. The proceeds from the notes and credit facilities will be used to pay a dividend to Hughes and fund future operations. Subsequent to the financing transactions, DIRECTV expects to fund cash requirements for operating and capital expenditures from cash generated by operations and additional borrowings, as needed. Should DIRECTV not complete its financing, Hughes remains committed to fund operations for the foreseeable future.

The net cash activity associated with Hughes, which includes the activity associated with the cash management system and Hughes’ funding of DIRECTV payroll is recorded as a net capital contribution from or to Parent in the consolidated statements of changes in owner’s equity. The net cash activity with Hughes was recorded as a net capital contribution from Parent and amounted to $4.2 million, $402.6 million and $932.2 million for the years ended December 31, 2002, 2001 and 2000, respectively. The net capital contribution to or from Parent also includes the non-cash cost of employee benefits allocated from Hughes that are discussed in Note 11 and is offset by the non-cash tax benefits transferred to Hughes that are discussed below in Note 2. Related-party transactions are discussed further in Note 14.

Note 2:    Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of DIRECTV Holdings and its majority owned subsidiaries, after elimination of intercompany accounts and transactions. The contribution of PRIMESTAR and The Tempo Satellite Assets by Hughes to DTVE and subsequent contribution of DTVE and the premium subscription programming contracts of USSB by Hughes to DIRECTV Holdings (collectively the “Reorganization”) has been treated as a transfer of net assets by entities under common control. Accordingly, the financial statements reflect Hughes’ historical cost basis in the net assets and the consolidated results of operations associated with the net assets since the date of their original acquisition by Hughes.

Use of Estimates in the Preparation of the Financial Statements

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates.

Revenue Recognition

Subscription and pay-per-view revenues are recognized when programming is broadcast to subscribers. Equipment rental revenue is recognized monthly as earned. Advertising revenue is recognized when the related services are performed. Programming payments received from subscribers in advance of the broadcast are recorded as “Unearned subscriber revenue” in the consolidated balance sheets until earned.

Programming and Other Costs

The cost of television programming distribution rights is recognized when the related programming is distributed. The cost of television programming rights to distribute live sporting events is charged to expense using the straight-line method over the course of the season or tournament. These costs are included in “Programming and other costs” in the consolidated statements of operations.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Advance payments in the form of cash and equity instruments from programming content providers for carriage of their signal are deferred and recognized as a reduction of “Programming and other costs” in the consolidated statements of operations on a straight-line basis over the related contract term. Equity instruments are recorded at fair value based on quoted market prices or appraised values based on an independent third-party valuation. Also recorded as a reduction of programming costs is the amortization of a provision for above-market programming contracts that was recorded in connection with the 1999 USSB transaction. The provision was based upon an independent third-party appraisal and recorded at its net present value, with interest expense recognized over the remaining term of the contract. The current and long-term portions of these deferred credits are recorded in the consolidated balance sheets in “Accrued liabilities” and “Other Liabilities and Deferred Credits” and amortized using the interest method over the related contract terms of 92 months.

Subscriber Acquisition Costs

Subscriber acquisition costs (“SAC”) in the consolidated statements of operations consist of costs incurred to acquire new DIRECTV subscribers through third parties and DIRECTV’s direct customer acquisition program. The deferred portion of the costs are included in “Prepaid expenses and other” in the consolidated balance sheets.

SAC is incurred to acquire new DIRECTV subscribers and primarily consists of amounts paid for third party customer acquisitions, which consist of the cost of commissions paid to authorized retailers and dealers for subscribers added through their respective distribution channels, and the cost of installation and hardware subsidies for subscribers added through DIRECTV’s direct customer acquisition program. Additional components of SAC include subsidies paid to manufacturers of DIRECTV receiving equipment, if any, and the cost of print and television advertising. The cost of advertising and manufacturer subsidies is expensed as incurred. Manufacturer subsidies for hardware activated on the DIRECTV service prior to August 2000 are payable over five years, the present value of which was accrued in the period of activation with interest expense recorded over the term of the obligation. The current portion of these manufacturer subsidies are recorded in the consolidated balance sheets in “Accrued liabilities”, with the long-term portion recorded in “Other Liabilities and Deferred Credits”.

Substantially all commissions paid to retailers and dealers for third party customer acquisitions, although paid in advance, are earned by the retailer or dealer over 12 months from the date of subscriber activation and may be recouped by DIRECTV on a pro-rata basis should the subscriber cancel the DIRECTV service during the 12-month service period. Accordingly, prepaid commissions are deferred and amortized to expense over the 12-month service period. The amount deferred is limited to the estimated average gross margin (equal to an average subscriber’s revenue to be earned over 12-months, less the related cost of programming) to be derived from the subscriber over the 12-month period. The excess commission over the estimated gross margin and non-refundable commissions are expensed immediately.

The cost of installation and hardware under DIRECTV’s direct customer acquisition program is deferred when a customer commits to 12-months of the DIRECTV service. The amount deferred is amortized to expense over the commitment period and limited to the estimated gross margin (equal to the contractual revenues to be earned from the subscriber over 12-months, less the related cost of programming) expected to be earned over the contract term, less a reserve for estimated unrecoverable amounts. The cost of installation and hardware in excess of the estimated gross margin and where no customer commitment is obtained is expensed immediately.

DIRECTV actively monitors the recoverability of prepaid commissions and deferred installation and hardware costs. To the extent DIRECTV needs to charge back prepaid commissions, DIRECTV offsets the amount due against amounts payable to the retailers/dealers, and therefore, recoverability of prepaid

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

commissions, net of existing reserves, is reasonably assured. Generally, new subscribers secure their accounts by providing a credit card or other identifying information and agree that a pro-rated early termination fee of $150 will be assessed if the subscriber cancels service prior to the end of the commitment period. As a result, with the ability to charge the subscriber an early termination fee, together with existing reserves, the recoverability of deferred installation and hardware costs is reasonably assured.

Income Taxes

DIRECTV and Hughes join in the filing of a consolidated U.S. federal income tax return with GM. The amount of income tax liability or receivable recorded by Hughes is generally equivalent to the amount Hughes would have recorded on a separate return basis.

The amount of income tax benefit or expense reported by DIRECTV is generally equivalent to the portion of the Hughes consolidated provision for income taxes that is directly attributable to DIRECTV. The income tax balances reported in the consolidated balance sheets are determined based upon DIRECTV’s tax sharing agreement with Hughes, which provides that the current tax liability or receivable be computed as if DIRECTV were a separate taxpayer, however, tax losses not utilized to reduce a tax liability in the period in which such losses originated are not available to reduce a tax liability in future periods.

Losses generated by DIRECTV provide tax benefits to Hughes that are recognized by Hughes and DIRECTV in their respective financial statements. Pursuant to the tax sharing agreement, to the extent that DIRECTV did not utilize losses to reduce a current tax liability, any excess losses will not be available to DIRECTV to reduce future tax liabilities. Accordingly, the tax benefits attributable to such losses are transferred to Hughes in a non-cash transaction and recorded as a net capital contribution to Parent in the consolidated statements of changes in owner’s equity. The amount of such benefits transferred to Hughes were $42.7 million, $142.6 million and $367.5 million in 2002, 2001 and 2000, respectively.

Cash Flows

Cash equivalents consist of highly liquid investments purchased with original maturities of three months or less.

Cash payments of $150.0 million, $95.4 million and $110.3 million were made for interest in 2002, 2001, and 2000, respectively, primarily associated with the provision for certain above-market programming contracts, manufacturer subsidies and the settlement with GECC discussed in Note 15. No cash payments were made for income taxes in 2002, 2001 or 2000.

Inventories

Inventories consist primarily of DIRECTV receiving equipment, which is mostly used for DIRECTV’s direct customer acquisition program, and DIRECTV system access cards (finished goods). Inventories are stated at the lower of average cost or market.

	2002	2001
	(dollars in millions)
Finished goods	$64.2	$72.4
Reserve for excess and obsolete inventory	(1.6)	(6.2)

Inventories, net	$62.6	$66.2

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Property, Satellites and Depreciation

Property and satellites are carried at cost. Satellite costs include the costs of satellites currently being constructed and those that have been successfully launched. Successfully launched satellites include the costs of construction, launch and launch insurance. Capitalized subscriber leased set-top receivers include the costs of hardware and installation. Depreciation is computed generally using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the life of the asset or term of the lease.

Goodwill and Intangible Assets

As discussed below, with the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002, DIRECTV ceased amortization of goodwill and intangible assets with indefinite lives. Goodwill and intangible assets with indefinite lives are subject to write-down, as needed, based upon an impairment analysis that must occur at least annually, or sooner if an event occurs or circumstances change that would more likely than not result in an impairment loss. Prior to January 1, 2002, goodwill, which represents the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, and intangible assets with indefinite lives were amortized using the straight-line method over periods not exceeding 40 years. Other intangible assets are amortized using the straight-line method over their expected useful lives, which range from 5 to 15 years.

Valuation of Long-Lived Assets

DIRECTV evaluates the carrying value of long-lived assets to be held and used, other than goodwill and intangible assets with indefinite lives, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal.

Financial Instruments and Investments

DIRECTV maintains investments in equity securities of unaffiliated companies. Marketable equity securities are considered available-for-sale and carried at current fair value based on quoted market prices, with unrealized gains or losses (excluding other-than-temporary losses), net of taxes, reported as part of accumulated other comprehensive income (loss) (“OCI”), a separate component of owner’s equity. DIRECTV continually reviews its investments to determine whether a decline in fair value below the cost basis is “other-than-temporary”. DIRECTV considers, among other factors; the magnitude and duration of the decline; the financial health of and business outlook of the investee, including industry and sector performance, changes in technology, and operational and financing cash flow factors; and DIRECTV’s intent and ability to hold the investment. If the decline in fair value is judged to be other-than-temporary, the cost basis of the security is written-down to fair value and is recognized in the consolidated statements of operations as part of “Other income, net”. Non-marketable securities are carried at cost. The carrying value of cash and cash equivalents, accounts receivable, investments and other assets, accounts payable, and amounts included in “Accrued liabilities” in the consolidated balance sheets, which meet the definition of a financial instrument, approximated fair value at December 31, 2002 and 2001.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Compensation

Hughes issues GM Class H common stock options to employees, including DIRECTV employees, with grant prices equal to the fair value of the underlying security at the date of grant. No compensation cost has been recognized for options in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”. See Note 13 for information regarding the pro forma effect on earnings of recognizing compensation cost based on the estimated fair value of the stock options granted.

Advertising Expenses

Advertising costs, which are expensed as incurred, net of payments received from programming content providers for marketing support, were $97.7 million in 2002, $139.0 million in 2001 and $106.7 million in 2000.

Market Concentrations and Credit Risk

Accounts Receivable, Net—Subscribers. DIRECTV sells programming services and extends credit, in amounts generally not exceeding $100 each, to a large number of individual residential subscribers throughout the United States. Management monitors DIRECTV’s exposure for credit losses and maintains allowances for anticipated losses.

Accounts Receivable, Net—NRTC and Affiliates. DIRECTV has significant accounts receivable from the National Rural Telecommunications Cooperative (“NRTC”) and the NRTC’s largest affiliate, Pegasus Satellite Television, Inc. (“Pegasus”). The accounts receivable from the NRTC are associated with an agreement granting NRTC an exclusive right to distribute certain DIRECTV programming in certain territories until the end of life of the DIRECTV-1 satellite. The NRTC pays DIRECTV a fee based on gross revenues billed to customers located in those territories. The NRTC also pays DIRECTV customer-based fees for technical and operational services such as satellite telemetry, tracking and control, and security, broadcast and billing services. A significant portion of the receivable from the NRTC represents reimbursement of programming costs incurred by DIRECTV on behalf of the NRTC. Pursuant to its agreement with DIRECTV, NRTC has provided DIRECTV with an irrevocable letter of credit renewable every six months, in an amount approximating the prior three months of programming and operational receivables (at time of renewal) under the agreement.

A portion of the amounts receivable from Pegasus result from DIRECTV separately contracting with Pegasus to permit Pegasus to market and sell primarily premium movie services transmitted from five frequencies located at 101 WL, as well as frequencies located at 110 and 119 WL. Further, DIRECTV has recorded amounts receivable of approximately $52 million from Pegasus as a result of a marketing agreement, now terminated, pursuant to which Pegasus was to pay DIRECTV a specified amount for certain new customer activations in Pegasus territories that DIRECTV had subsidized. The payment of these amounts is currently in dispute.

Management monitors DIRECTV’s exposure for credit losses through assessing the collectibility of the amounts receivable from Pegasus and the NRTC on a regular basis. As applicable, allowances are maintained for anticipated losses.

Accounting Changes

DIRECTV adopted SFAS No. 141, “Business Combinations,” on July 1, 2001. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and prohibits the amortization of goodwill and intangible assets with indefinite lives acquired thereafter. The adoption of SFAS No. 141 did not affect DIRECTV’s results of operations or financial position.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In August 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 refines existing impairment accounting guidance and extends the use of this accounting to discontinued operations. SFAS No. 144 allows the use of discontinued operations accounting treatment for both reporting segments and distinguishable components thereof. SFAS No. 144 also eliminates the existing exception to the consolidation of a subsidiary for which control is likely to be temporary. The adoption of the statement on January 1, 2002 did not effect DIRECTV’s results of operations or financial position.

DIRECTV adopted SFAS No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002. SFAS No. 142 requires that existing and future goodwill and intangible assets with indefinite lives not be amortized, but written down, as needed, based upon an impairment analysis that must occur at least, annually, or sooner if an event occurs or circumstances change that would more likely than not result in an impairment loss. All other intangible assets are amortized over their estimated useful lives. SFAS No. 142 requires that DIRECTV perform step one of a two-part transitional impairment test to compare its fair value with its respective carrying amount, including goodwill. If the carrying value exceeds the fair value, step two of the transitional impairment test must be performed to measure the amount of the impairment loss, if any. SFAS No. 142 also requires that intangible assets be reviewed as of the date of adoption to determine if they continue to qualify as intangible assets under the criteria established under SFAS No. 141, “Business Combinations”, and to the extent previously recorded intangible assets do not meet the criteria that they be reclassified to goodwill.

As part of the 1999 PRIMESTAR acquisition, dealer network and subscriber base intangible assets were identified and valued in accordance with APB Opinion No. 16 “Business Combinations”. The dealer network intangible asset originally valued as part of the PRIMESTAR acquisition was based on the established distribution, customer service and marketing capability that had been put in place by PRIMESTAR. The subscriber base intangible asset originally valued as part of the PRIMESTAR acquisition was primarily based on the expected non-contractual future cash flows to be earned over the life of the PRIMESTAR subscribers converted to the DIRECTV service. In accordance with SFAS No. 142, DIRECTV completed a review of its intangible assets and determined that the previously recorded dealer network and subscriber base intangible assets established under APB. Opinion No. 16 did not meet the contractual or other legal rights criteria. The dealer network and subscriber base intangible assets also did not meet the separability criteria because the intangible assets could not be sold, transferred, licensed, rented or exchanged individually or in combination with other assets or liabilities, apart from selling the entire DIRECTV business. As a result, in the first quarter of 2002, DIRECTV reclassified $209.8 million, net of $140.2 million of accumulated amortization, of previously reported intangible assets to goodwill. As a result of this reclassification, approximately $13.2 million of quarterly amortization expense ceased, beginning January 1, 2002. In October 2002, the FASB’s Emerging Issues Task Force (“EITF”) reached a consensus on issue No. 02-17 “Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination”, which gave clarifying guidance on the treatment of certain subscriber related relationships. As a result, as of the beginning of the fourth quarter of 2002, the subscriber base and dealer network intangible assets were reinstated and are being amortized over their remaining lives of 2 and 12 years, respectively. As a result of this change, quarterly amortization expense increased by $18.5 million beginning in the fourth quarter of 2002.

In the first quarter of 2002 DIRECTV also completed the required transitional impairment test for intangible assets with indefinite lives, which consists of Federal Communications Committee licenses for direct-to-home broadcasting frequencies (“Orbital Slots”), and determined that no impairment existed because the fair value of these assets exceeded the carrying value as of January 1, 2002.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In the second quarter of 2002, with the assistance of an independent valuation firm, DIRECTV completed step one of the transitional test to determine whether a potential impairment existed on goodwill recorded at January 1, 2002. Primarily based on the present value of expected future cash flows, it was determined that the fair value of DIRECTV exceeded its carrying value, therefore a step two impairment test is not required.

In accordance with SFAS No. 142, DIRECTV will perform its annual impairment test during the fourth quarter of each year. If an impairment loss results from the annual impairment test, the loss will be recorded as a pre-tax charge to operating income. We completed our annual impairment test in the fourth quarter of 2002 and determined that no impairment existed since the fair value of DIRECTV continues to exceed its carrying value.

The following represents DIRECTV’s reported net income (loss) on a comparable basis excluding the after-tax effect of amortization expense associated with goodwill and intangible assets with indefinite lives:

	Years Ended, December 31
	2002	2001	2000
	(dollars in millions)
Reported net income (loss)	$135.8	$(178.3)	$(277.7)
Add:
Goodwill amortization	—	77.6	77.2
Intangible assets with indefinite lives amortization	—	11.6	11.6

Adjusted net income (loss)	$135.8	$(89.1)	$(188.9)

New Accounting Standards

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-amendment of SFAS No. 123”. This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. DIRECTV currently follows the intrinsic value based method of accounting for stock-based compensation of APB No. 25. DIRECTV will adopt the fair value based method of accounting for stock-based compensation for all stock based compensation granted after December 31, 2002 in accordance with the original transition provisions of SFAS No. 123. Adoption of this statement will result in an increase in compensation cost recognized in operating results. See Note 13 to the consolidated financial statements for pro-forma information regarding the compensation costs that would have been recognized had DIRECTV followed the fair value based method of accounting for stock based compensation for the years ended December 31, 2002, 2001 and 2000.

In November 2002, the EITF reached a consensus on Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” This issue addresses determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the related revenues should be measured and allocated to the separate units of accounting. EITF Issue No. 00-21 will apply to revenue arrangements entered into after June 30, 2003; however, upon adoption, the EITF allows the guidance to be applied on a retroactive basis, with the change, if any, reported as a cumulative effect of accounting change in the consolidated statements of operations. DIRECTV has not yet determined the impact this issue will have on its operations or financial position or whether it will be applied retroactively.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 requires the recognition of costs associated with exit or disposal activities when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 replaces previous guidance provided by EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. DIRECTV adopted SFAS No. 146 on January 1, 2003. The adoption of this statement is not expected to affect DIRECTV’s results of operations or financial position.

Note 3:    Accounts Receivable, Net

Net accounts receivable are as follows:

	2002	2001
	(dollars in millions)
Subscribers	$254.6	$249.6
NRTC and affiliates	152.2	146.5
Other	154.2	128.0

	561.0	524.1
Less allowance for doubtful accounts	(54.3)	(53.2)

Total	$506.7	$470.9

Note 4:    Prepaid Expenses and Other

Prepaid expenses and other are as follows:

	2002	2001
	(dollars in millions)
Commissions to distributors	$371.6	$432.2
Deferred hardware and installation costs	92.3	32.8
Deferred income taxes	25.3	97.5
Other	56.6	42.4

Total	$545.8	$604.9

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5:    Satellites, Net and Property, Net

	Estimated Useful Lives (years)	2002	2001
	(dollars in millions)
Satellites	12-16	$1,395.5	$1,286.9
Less accumulated depreciation		(384.2)	(302.3)

Satellites, net		$1,011.3	$ 984.6

Land and improvements		$ 14.2	$ 13.2
Buildings and leasehold improvements	3-30	126.6	115.8
Machinery and equipment	3-10	1,015.8	702.9
Subscriber leased equipment	4	425.4	512.9
Construction in progress		108.5	185.6

Total		1,690.5	1,530.4
Less accumulated depreciation		(851.9)	(636.6)

Property, net		$ 838.6	$ 893.8

Note 6:    Goodwill and Intangible Assets

The following represents the amounts recorded for goodwill and intangible assets at December 31:

		2002			2001
	Estimated Useful Lives (years)	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
		(dollars in millions)
Goodwill		$3,092.8	$204.3	$2,888.5	$3,092.8	$204.3	$2,888.5
Intangible Assets:
Orbital Slots	Indefinite	$463.0	$ 30.6	$432.4	$463.0	$ 30.6	$432.4
Subscriber Base	5	220.0	133.3	86.7	220.0	117.1	102.9
Dealer Networks	15	130.0	25.4	104.6	130.0	23.1	106.9

Total Intangible Assets		$813.0	$189.3	$623.7	$813.0	$170.8	$642.2

The following represents amounts recorded for the amortization of goodwill and intangible assets for the years ended December 31:

	2002	2001	2000
	(dollars in millions)
Goodwill	—	$77.6	$77.2
Intangible Assets:
Orbital Slots	—	$11.6	$11.6
Subscriber Base	$16.2	44.0	45.3
Dealer Networks	2.3	8.7	8.8
Other	—	1.0	3.0

Total Intangible Assets	$18.5	$65.3	$68.7

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In accordance with SFAS No. 142, which is discussed in Note 2, no amortization expense was recorded in 2002 for goodwill and intangible assets with indefinite lives. Estimated amortization expense for intangible assets in each of the next five years is as follows: $74.0 million in 2003, $31.1 million in 2004, $9.2 million in 2005, $9.2 million in 2006, $9.2 million in 2007 and $58.6 million thereafter.

Note 7:    Investments

Investments in marketable equity securities stated at current fair value and classified as available-for-sale totaled $44.7 million and $430.2 million at December 31, 2002 and 2001, respectively. Accumulated unrealized after-tax holding losses recorded as part of OCI were $2.9 million at December 31, 2002. Accumulated unrealized after-tax holding gains recorded as part of OCI were $159.6 million at December 31, 2001. In August 2002, DIRECTV sold about 8.8 million shares of Thomson multimedia S.A. stock for approximately $211.0 million, which resulted in a pre-tax gain of $158.6 million. In September 2002, DIRECTV sold its investment in Wink Communications, Inc., representing about 2.1 million common shares, for approximately $6.3 million, which resulted in a pre-tax gain of $2.7 million. During 2001 DIRECTV sold about 4.1 million shares of Thomson multimedia S.A. common stock for approximately $132.7 million, which resulted in a pre-tax gain of $108.3 million. The net amount of gain and losses realized from the sale or write-down of investments is reflected as a reclassification adjustment in OCI and included in the consolidated statements of operations in “Other income, net”. Investments in non-marketable securities, which are carried at lower of cost or fair value, totaled $10.0 million and $41.2 million at December 31, 2002 and 2001, respectively. DIRECTV recognized other-than-temporary declines in certain investments that resulted in a pre-tax charge of $99.3 million and $20.5 million at December 31, 2002 and 2001, respectively.

Note 8:    Accrued Liabilities

	2002	2001
	(dollars in millions)
Programming costs	$455.7	$391.5
Provision for GECC settlement (See Note 15)	—	168.0
Manufacturer subsidies	47.7	132.4
Third party commissions	85.9	112.9
Current portion of provision for above-market programming contracts	120.6	106.3
Subscriber service expenses	75.8	60.0
Payroll and employee benefits	59.3	27.8
Other	251.3	160.9

Total	$1,096.3	$1,159.8

During 2001, DIRECTV announced a 22% reduction of its workforce, excluding DIRECTV customer service representatives. As a result, 475 employees, across all business disciplines, were given notification of termination that resulted in a charge of $47.9 million in “General and administrative expenses” in the consolidated statements of operations. Of that charge, $42.6 million related to employee severance benefits and $5.3 million was for other costs primarily related to a remaining lease obligation associated with excess office space and employee equipment. All 475 employees have been terminated. The remaining accrual for employee severance and other costs amounted to $5.7 million at December 31, 2002.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 9:    Other Liabilities and Deferred Credits

	2002	2001
	(dollars in millions)
Provision for above-market programming contracts	$296.0	$430.1
Advance payments for programming carriage and marketing support	109.6	146.8
Manufacturer subsidies	42.7	123.6
Other	29.3	1.9

Total	$477.6	$702.4

Note 10:    Income Taxes

The income tax expense or benefit is based on the reported income or loss before income taxes. Deferred income tax assets and liabilities reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, which are available to DIRECTV pursuant to its tax sharing agreements with Hughes and as measured by applying currently enacted tax laws. As of December 31, 2002 all tax basis net operating losses generated by DIRECTV have been transferred to Hughes as described in Note 2. DIRECTV joins with GM in filing a U.S. federal income tax return.

The income tax (expense) benefit consisted of the following:

	2002	2001	2000
	(dollars in millions)
Taxes currently receivable—U.S. federal and state	$42.7	$142.6	$367.5
Deferred tax liabilities, net—U.S. federal and state	(126.0)	(60.1)	(220.2)

Total income tax (expense) benefit	$(83.3)	$82.5	$147.3

DIRECTV’s provision for income taxes varies from the provision computed using the U.S. federal statutory income tax rate for the reasons set forth in the following table:

	2002	2001	2000
	(dollars in millions)
Expected income tax (expense) benefit at U.S. statutory rate of 35%	$(76.7)	$91.2	$148.8
U.S. state income tax (expense) benefit	(6.6)	9.1	16.3
Non-deductible goodwill amortization	—	(17.8)	(17.8)

Total income tax (expense) benefit	$(83.3)	$82.5	$147.3

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Temporary differences and carry-forwards that gave rise to the deferred tax assets and liabilities at December 31, 2002 and 2001 were as follows:

	2002		2001
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities
	(dollars in millions)
Depreciation and amortization		$492.7		$469.0
Unrealized holding gains on securities	$2.0			104.5
Accrued costs and expenses	79.1	—	$141.2	—
Manufacturer subsidies and prepaid third party commissions	—	93.1	—	83.8
Acquired net operating losses	75.3		75.3	—
Programming contract liabilities	196.5	—	242.3	—
Other temporary differences	11.5	—	5.0	8.4

Total deferred taxes	$364.4	$585.8	$463.8	$665.7

At December 31, 2002 and 2001, DIRECTV had current deferred tax assets of $118.4 million and $189.1 million, respectively, and non-current deferred tax assets of $246.0 million and $274.7 million, respectively. At December 31, 2002 and 2001, DIRECTV had current deferred tax liabilities of $93.1 million and $91.6 million, respectively, and non-current deferred tax liabilities of $492.7 million and $574.1 million, respectively.

Note 11:    Retirement Programs and Other Post-Retirement Benefits

Employees of DIRECTV participate in contributory and non-contributory defined benefit retirement plans maintained by Hughes. These plans are available to substantially all full-time employees of DIRECTV. Benefits are based on years of service and compensation earned during a specified period of time before retirement. The accumulated benefit obligation and net assets available for benefits for employees of DIRECTV have not been separately determined and are not included in DIRECTV’s consolidated balance sheets. In addition to pension benefits, Hughes charges DIRECTV for the cost of certain other post-retirement benefits. The accumulated post- retirement benefit obligation related to employees of DIRECTV has not been separately determined and is not included in the accompanying consolidated balance sheets. DIRECTV also participates in other Hughes health and welfare plans. DIRECTV’s portion of the cost of these benefit plans, allocated from Hughes, are recorded as a non-cash transaction in “Net capital contribution from Parent” in the consolidated statements of changes in owner’s equity and charged to “General and administrative expenses” in the consolidated statements of operations.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 12:    Owner’s Equity

The following represents changes in the components of OCI, net of taxes, as of December 31:

	2002			2001			2000
	Pre-tax Amount	Tax Credit	Net Amount	Pre-tax Amount	Tax Credit	Net Amount	Pre-tax Amount	Tax Credit	Net Amount
	(dollars in millions)
Unrealized losses on securities	$(196.5)	$77.6	$(118.9)	$(170.4)	$67.1	$(103.3)	$(52.3)	$20.7	$(31.6)
Reclassification adjustment for net gains recognized during the period	$(72.1)	$28.5	$(43.6)	$(87.8)	$34.7	$(53.1)	—	—	—

Note 13:    Incentive Plans

DIRECTV participates in the Hughes Electronics Corporation Incentive Plan (the “Plan”), as approved by the GM Board of Directors in 1999. Under the Plan, shares, rights or options to acquire up to 159 million shares of GM Class H common stock on a cumulative basis were authorized for grant, of which 4.5 million shares were available at December 31, 2002 subject to GM Executive Compensation Committee approval.

The GM Executive Compensation Committee may grant options and other rights to acquire shares of GM Class H common stock under the provisions of the Plan. The option price is equal to 100% of the fair market value of GM Class H common stock on the date the options are granted. These nonqualified options generally vest over two to five years, expire 10 years from date of grant and are subject to earlier termination under certain conditions. No compensation cost has been recognized for options in accordance with the provisions of APB No. 25.

Changes in the status of outstanding options granted to employees of DIRECTV were as follows:

	Shares Under Option	Weighted-Average Exercise Price
GM Class H Common Stock
Outstanding at December 31, 1999	6,331,947	$13.81
Granted	7,422,400	36.76
Exercised	(617,225)	12.97
Terminated	(200,503)	30.93

Outstanding at December 31, 2000	12,936,619	$26.75
Granted	12,017,600	24.22
Exercised	(318,445)	13.10
Terminated	(2,689,600)	25.09

Outstanding at December 31, 2001	21,946,174	$25.77
Granted	—	—
Exercised	(136,926)	11.36
Terminated	(704,549)	23.71

Outstanding at December 31, 2002	21,104,899	$25.93

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes information about the Plan stock options outstanding at December 31, 2002:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (years)	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$ 3.00 to $8.99	157,318	2.03	$ 7.46	157,318	$ 7.46
9.00 to 16.99	3,935,556	5.25	12.98	3,830,422	12.98
17.00 to 24.99	4,860,775	7.75	19.92	2,197,632	19.32
25.00 to 32.99	5,959,350	8.05	27.87	2,443,382	28.55
33.00 to 41.99	6,191,900	7.29	37.49	2,220,000	40.49

	21,104,899	7.19	$25.93	10,848,754	$23.32

The following table represents pro forma information as if DIRECTV recorded compensation cost using the fair value of issued options on their grant date. The amount of assumed stock compensation costs represents an allocation from Hughes based upon the actual options granted and held by DIRECTV employees.

	2002	2001	2000
	(dollars in millions)
Net income (loss), as reported	$135.8	$(178.3)	$(277.7)
Assumed stock compensation cost, net of taxes	(44.0)	(59.9)	(32.7)

Pro forma net income (loss)	$ 91.8	$(238.2)	$(310.4)

The pro forma amounts for compensation cost are not indicative of the effects on operating results for future periods. Estimated compensation cost is based upon the Black-Scholes valuation model for estimating the fair value of the options.

The following table presents the estimated weighted-average fair value of options granted under the Plan using the Black-Scholes valuation model and the assumptions used in the calculations:

	2001	2000
Estimated fair value per option granted	$13.66	$20.39
Average exercise price per option granted	24.71	37.44
Expected stock volatility	51.3%	42.1%
Risk-free interest rate	5.1%	6.5%
Expected option life (in years)	7.0	6.9

No stock options were granted during the year ended December 31, 2002.

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 14:    Related-Party Transactions

The following represents a summary of purchases of equipment and services from related parties and the allocation of the cost of employee benefits from Hughes for the years ended December 31:

	2002	2001	2000
	(dollars in millions)
PanAmSat Corporation	$7.8	$6.7	$8.8
Hughes Network Systems	92.0	92.4	169.9
Hughes	10.5	3.6	5.1

Total	$110.3	$102.7	$183.8

The following represents a summary of products and services provided to related parties during the years ended December 31:

	2002	2001	2000
	(dollars in millions)
Hughes Network Systems	$23.3	$17.9	$25.4
Hughes and Other	5.2	4.6	4.6

Total	$28.5	$22.5	$30.0

The following represents a summary of amounts due to related parties as of December 31:

	2002	2001
	(dollars in millions)
PanAmSat Corporation	$—	$2.3
Hughes Network Systems	23.2	67.5

Total	$23.2	$69.8

Transactions with PanAmSat Corporation (“PanAmSat”), which is an approximately 81% owned subsidiary of Hughes, represent the purchase of telemetry, tracking and control services (“TT&C”) for certain DIRECTV satellites and the lease of additional satellite transponder capacity. The agreement with PanAmSat for TT&C for DIRECTV 4S continues until DIRECTV 4S is retired from service. The agreement with PanAmSat for TT&C with respect to DIRECTV’s other satellites expires at the earlier of the satellite’s retirement or ten years after the date of completion of in-orbit testing for each satellite. The satellite transponder lease expired in 2002. These costs are recorded in “Broadcast operations expenses” in the consolidated statements of operations and any amounts due to PanAmSat are recorded in “Accrued liabilities” in the consolidated balance sheets.

Transactions with Hughes Network Systems (“HNS”) primarily represent the purchase of DIRECTV receiving equipment from HNS, the payment of manufacturer subsidies to HNS and the provision of DIRECTV access cards to HNS. Manufacturer subsidies amounted to $1.6 million, $22.8 million and $40.2 million in 2002, 2001 and 2000, respectively, and are recorded in “Subscriber acquisition costs” in the consolidated statements of operations. Purchases of DIRECTV receiving equipment from HNS amounted to $90.4 million, $69.6 million and $129.7 million in 2002, 2001 and 2000, respectively, the cost of which are recorded in inventory and recognized in “Subscriber acquisition costs” when shipped to subscribers, or carried as a fixed asset when leased by a subscriber. Amounts paid to HNS for DIRECTV receiving equipment purchased from HNS are not necessarily indicative of the cost to purchase the receiving equipment from third parties. DIRECTV system

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

access cards provided to HNS amounted to $22.2 million, $17.9 million and $25.4 million in 2002, 2001 and 2000, respectively, and are recorded as “Revenues” in the consolidated statements of operations. No DIRECTV system access cards were provided to HNS prior to 2000. Amounts due to HNS are recorded in “Accrued liabilities” or “Other Liabilities and Deferred Credits” in the consolidated balance sheets. At December 31, 2002, the amount receivable from HNS was $2.7 million. No amounts were receivable from HNS at December 31, 2001.

DIRECTV also provides certain accounting and administrative services to Hughes and certain of Hughes’ other subsidiaries in accordance with established service agreements. The amount due to DIRECTV from Hughes relative to the cost of providing these services is recorded as an offset to “General and administrative expenses” in the consolidated statements of operations and amounted to $5.2 million, $4.6 million and $4.6 million in 2002, 2001 and 2000, respectively.

DIRECTV does not receive an allocation of general corporate expenses from Hughes. Management believes that DIRECTV’s consolidated financial statements reflect its cost of doing business in accordance with Securities and Exchange Commission Staff Accounting Bulleting No. 55, “Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions of Lesser Business Components of Another Entity”.

In 2001, Hughes entered into a lease with a third party for DIRECTV’s engineering facilities. DIRECTV has made all payments under the lease to a third party and has reflected such payments in “General and administrative expenses” in the consolidated statements of operations.

In February 2003, DIRECTV entered into an intellectual property license agreement with Hughes. Under the license agreement, Hughes granted DIRECTV a royalty free license to exploit certain intellectual property owned by or licensed to Hughes for the DIRECTV business.

Amounts due to and from related parties are non-interest bearing, with the exception of the manufacturer subsidies payable to HNS, which bear an interest rate of 7.75%. Interest expense incurred related to manufacturer subsidies for 2002, 2001 and 2000 was $3.6 million, $4.9 million and $4.7 million, respectively.

Note 15:    Commitments and Contingencies

Litigation

General Electric Capital Corporation (“GECC”) and DIRECTV entered into a contract on July 31, 1995, in which GECC agreed to establish and manage a private label consumer credit program for consumer purchases of hardware and related DIRECTV®programming. Under the contract, GECC also agreed to provide certain related services to DIRECTV, including credit risk scoring, billing and collections services. DIRECTV agreed to act as a surety for loans complying with the terms of the contract. Hughes guaranteed DIRECTV’s performance under the contract. A trial commenced on June 12, 2000 regarding the contract and on July 21, 2000, the jury returned a verdict in favor of GECC and awarded contract damages in the amount of $133.0 million, which included prejudgment interest, and the trial judge issued an order granting GECC $48.5 million in interest under Connecticut’s offer-of-judgment statute. With this order, the total judgment entered in GECC’s favor was $181.5 million. Hughes and DIRECTV appealed the judgment and while the appeal was pending, post-judgment interest on the total judgment was accruing at a rate of 6.241% per year, compounded annually, from the date judgment was entered in October 2000. During April 2002, DIRECTV entered into settlement negotiations with GECC. On June 4, 2002, the parties executed an agreement to settle the matter for $180.0 million. As of December 31, 1999, DIRECTV had accrued $50.0 million associated with the expected settlement of the claim. As a result of the June 4, 2002 settlement, DIRECTV recorded a charge of $56.0 million to “General and

DIRECTV HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

administrative expenses” in the consolidated statement of operations for the year ended December 31, 2000, representing the unaccrued portion of GECC’s original claim. The portion of the settlement associated with interest is reflected as a charge to “Interest expense, net” in the amount of $23.0 million and $39.0 million, for the years ended December 31, 2001 and 2000, respectively. The settlement, inclusive of an additional $12.0 million of interest expense accrued in 2002, was paid to GECC in June 2002.

Litigation is subject to uncertainties and the outcome of individual litigated matters is not predictable with assurance. Various legal actions, governmental inquiries, claims, and proceedings are pending against DIRECTV, including those arising out of customer account fees and charges; advertising and other business practices; employment-related matters; intellectual property; and retailer, supplier, and other contractual relationships. DIRECTV has established reserves for matters in which losses are probable and can be reasonably estimated. Some of the matters may involve compensatory, punitive, or other treble damage claims, or demands for licensing fees that if granted, could require DIRECTV to pay damages or make other expenditures in amounts that could not be estimated at December 31, 2002. Management believes that any such liability will not have a material adverse effect on DIRECTV’s consolidated financial condition or results of operations.

Other

DIRECTV uses in-orbit and launch insurance to mitigate the potential financial impact of satellite fleet in-orbit and launch failures unless the premium costs are considered uneconomic relative to the risk of satellite failure. The insurance generally covers the unamortized book value of covered satellites. The insurance generally does not compensate for business interruption or loss of future revenues or customers, however DIRECTV relies on in-orbit spare satellites and excess transponder capacity at key orbital slots to mitigate the impact of satellite failure on DIRECTV’s ability to provide service. The book value of satellites not insured amounted to $474.7 million at December 31, 2002.

At December 31, 2002, minimum future commitments under noncancelable operating leases having lease terms in excess of one year were primarily for real property and aggregated $177.4 million, payable as follows: $51.7 million in 2003, $32.7 million in 2004, $26.1 million in 2005, $17.8 million in 2006, $17.8 million in 2007 and $31.3 million thereafter. Certain of these leases contain escalation clauses and renewal or purchase options. Rental expenses under operating leases, net of sublease rental income, were $30.9 million in 2002, $24.5 million in 2001 and $15.5 million in 2000.

Minimum payments under DIRECTV’s contractual commitments, which include agreements for programming, manufacturer subsidies, telemetry, tracking and control services, and satellite construction are anticipated to be approximately $481.8 million in 2003, $361.0 million in 2004, $289.8 million in 2005, $545.3 million in 2006, $692.3 million in 2007 and $13.8 million, thereafter.